CONSENT OF INDEPENDENT AUDITOR

                         Lake & Associates CPA's LLC
                            Certified Public Accountants

The Board of Directors
PMX Communities, Inc.

Gentlemen:

This letter will authorize you to include the Audit of your company dated July 28, 2009 for the six months ended June30, 2009 and for the years ended December 31, 2008 and 2007 and the period December 29, 2004 (inception date) through June 30, 2009 in the Registration Statement Form S-1 to be filed with the Securities and Exchange Commission.

Yours Truly,

/s/Lake & Associates CPA's LLC
Lake & Associates CPA's LLC
20283 State Road 7, Suite #300
Boca Raton, FL 33498

September 2, 2009